Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-103655, 333-89438, 333-61446, 333-82473, 333-60779 and 333-58285) of Evolving Systems, Inc. of our report dated March 4, 2003, except for Note 11 which is as of March 26, 2003 and the effects of the reclassifications as described in Note 1 and Note 9 which are as of January 21, 2004, relating to the financial statements and financial statement schedule, which appears in this Current Report on Form 8-K.

Denver, Colorado

January 21, 2004